Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the quarter ended September 30, 2009 on Form 10-Q/A (the “Quarterly Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by this Quarterly Report.

Dated: March 10, 2010	/S/ DANIEL L. PETERS
Daniel L. Peters
President and Chief Executive Officer
(Principal Executive Officer)

Dated: March 10, 2010	/S/ CHARLES H. ABDALIAN, JR.
Charles H. Abdalian, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.